Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-33446, 333-30554, 333-95109, 333-64085, 333-64087 and 333-95553) of Christopher & Banks Corporation of our reports dated March 30, 2004 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

May 13, 2004